CONSENT OF QUALIFIED PERSON

To:	U.S. Securities and Exchange Commission

Re:

Registration Statement on Form F-3 (Registration No. 333-254538) (and any amendments or supplements and/or exhibits thereto, the “Registration Statement”) of Snow Lake Resources Ltd. (the “Company”)

Form 6-K of the Company

I, Brent Hilscher of ABH Engineering, Inc., in connection with the Company’s Report on Form 6-K (“Form 6-K”), consent to:

•

the public filing by the Company and use of the technical report titled “Technical Report Summary, Initial Assessment of the Snow Lake Lithium Project, Manitoba, Canada” (the “Technical Report”), with an effective date of June 12, 2023 that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Form 6-K;

•

the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 6-K and any such Technical Report;

•

any extracts from or a summary of the Technical Report in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 6-K; and

.

•	the incorporation by reference in the Registration Statement and in the Company’s Form 20-F for the fiscal year ended June 30, 2023 of the above items as included in the Form 6-K. .

ABH Engineering, Inc., an independent geological consultant, served as a qualified person as defined in S-K 1300 for Sections 1 through 16 and 18 through 26 and reviewed Section 17 of the Technical Report. I am responsible for authoring, and this consent pertains to, the related sections as discussed above of the Technical Report. I certify that I have read the Registration Statement and the Prospectus contained therein and that both fairly and accurately represent the information in the sections of the Technical Report for which I am responsible.

Dated: August 9, 2023

By:	/s/ Brent Hilscher
Name:	Brent Hilscher
Title:	Vice President